SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                                NASPERS LIMITED
            (Exact name of registrant as specified in its charter)


      THE REPUBLIC OF SOUTH AFRICA                         None
(State of incorporation or organization) (I.R.S. Employer Identification Number)


                                40 Heerengracht
                                Cape Town, 8001
                                 South Africa
                   (Address of principal executive offices)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-100938

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered
         -------------------              ---------------------------------

                 None                                     None


Securities to be registered pursuant to Section 12(g) of the Act:

         Class N ordinary shares, nominal value Rand 0.02 per share*

                               (Title of class)

  American Depositary Shares, each representing ten Class N ordinary shares, nominal value Rand 0.02 per share

                               (Title of class)

* Not for trading, but only in connection with registration of American Depositary Shares

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


          Information with respect to the registrant's Class N ordinary shares, par value Rand 0.02 per share, is incorporated by reference to the section captioned "Description of Naspers Capital Stock" in the Registration Statement on Form F-4 (Reg. No. 333-100938), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on November 1, 2002 (the "Registration Statement").

          Information with respect to the registrant's American Depositary Shares is incorporated by reference to the section captioned "Description of Naspers American Depositary Receipts" in the Registration Statement.



ITEM 2.   EXHIBITS.

     1. Memorandum and Articles of Association of Naspers Limited (English translation) (incorporated by reference to Exhibit 3.1 to the Registration Statement).

     2. Form of Deposit Agreement among the Bank of New York, as depository, Naspers Limited, and all owners and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 4.1 to the Registration Statement).

     3.   Form of American Depositary Receipt (incorporated by reference to
          Exhibit 4.2 to the Registration Statement).

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                NASPERS LIMITED



                                           By:   /s/  Stephen J.Z. Pacak
                                               -----------------------------
                                               Name:  Stephen J.Z. Pacak
                                               Title: Executive Director


Dated:  December 3, 2002